                                                                    EXHIBIT 99.1

                                [PW EAGLE LOGO]


FOR:     PW Eagle, Inc.
         222 South Ninth Street, Suite 2880
         Minneapolis, MN 55402
         (Nasdaq-NMS: "PWEI")

CONTACT: William H. Spell
         Chief Executive Officer, PW Eagle, Inc.
         612/305-0339


                     PW EAGLE REPORTS SECOND QUARTER RESULTS

            Company Successfully Negotiates Loan Agreement Revisions
              to Continue Compliance and Reflect Current Economy;
                         Announces Earnings Webcast on
               Thursday, August 23, 2001 at 11 a.m. Central Time

MINNEAPOLIS -- August 20, 2001 -- PW Eagle, Inc. (Nasdaq-NMS: "PWEI", formerly "EPII") today reported its financial results for the three and six months ended June 30, 2001. A summary of the unaudited results for the second quarter and for the six months ending June 30, 2001 and 2000 is set forth in the following table:

Income Statement Information
(In thousands, except for per share amounts)

                                                            Three months ended              Six months ended
                                                                 June 30,                       June 30,
                                                                (unaudited)                   (unaudited)
                                                     ------------------------------ -----------------------------
                                                            2001            2000           2001           2000
                                                     -------------- --------------- -------------- --------------
         Net sales                                         $74,263        $106,748       $132,308       $199,347
         Gross profit                                      $11,259         $36,661        $19,985        $65,973
         Net income (loss)                                   $(543)        $13,199        $(1,912)       $22,365

         Basic earnings (loss) per share                     $(.07)          $1.70          $(.25)         $2.91
         Diluted earnings (loss) per share                   $(.07)          $1.24          $(.25)         $2.12

         EBITDA                                             $4,428         $27,074         $7,529        $47,551


William H. Spell, CEO, stated: "The results that we reported for the second quarter are consistent with our expectations and outlook as presented in early June. While we are not pleased with the second quarter financial performance, we recognize that our business is tied to economic cycles. A weak overall economy with negligible growth in second quarter GDP has resulted in stagnant demand in our markets and a reduction in price for our products, as compared to the same period in 2000. However, our financial results improved significantly over the first quarter of this year due to the seasonal nature of our business and a strong focus on cost control."

On July 26, 2001 in response to the continuing poor economic conditions, the Company announced a restructuring plan that includes permanently closing its Hillsboro, Oregon manufacturing facility, temporarily ceasing operations at its Phoenix, Arizona manufacturing facility until product demand requires the additional capacity, and initiating further cost reduction and profit improvement programs. The restructuring plan will eliminate 113 jobs or about 14% of the Company's workforce and is expected to produce annual savings in excess of $7.0 million. The Company anticipates taking a restructuring charge of approximately $2.1 million in the third quarter of this year.

The Company also reported that each of its loan agreements had been amended and the financial covenants adjusted to reflect the impact of the weak economy on the Company's financial performance. Consequently the Company is in compliance with all aspects of its loan agreements.

Mr. Spell commented, "We are very pleased that our lenders recognized that our company is financially and operationally strong and therefore agreed to amend the loan agreements. As a result of these amendments and the restructuring plan that we previously announced, we believe that even if the economy remains stagnant indefinitely, we will be able to meet all of our obligations under our loan agreements. While we expect the current adverse industry conditions will continue for the remainder of 2001, we do expect an improvement in the general economy sometime in 2002. While these economic times and our restructuring present a significant challenge for our Company and especially for the employees affected by this strategically necessary move, we believe that we will emerge from this transition better able to support our customers, more efficient, and better prepared to enjoy the growth and profitability in our industry when the economic conditions improve."

Second Quarter 2001 Webcast & Conference Call
PW Eagle will hold its second quarter webcast and conference call on Thursday, August 23, 2001 at 11 a.m. Central Time to discuss the second quarter and six month results. The conference call will be available live on the Internet at www.pweagleinc.com. The call will also be archived at that location for one week following its original webcast. The telephone number for the conference call is 1-877-381-6503.

PW Eagle, Inc. is a leading extruder of PVC pipe and polyethylene tubing products. The Company operates ten manufacturing facilities in the midwestern and western United States. PW Eagle's common stock is traded on the Nasdaq National Market under the symbol "PWEI".

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING INFORMATION AND ACTUAL RESULTS MAY DIFFER

Statements that PW Eagle, Inc. may publish, including those in this announcement that are not strictly historical are "forward looking" statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made in this press release, including those made by William H. Spell, regarding the Company beliefs and expectations that

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

(i) the restructuring plan is expected to produce annual savings in excess of $7.0 million; (ii) even if the economy remains stagnant indefinitely, the Company will be able to meet all of its obligations under its loan agreements;
(iii) the current adverse industry conditions will continue for the remainder of 2001 and the Company expects an improvement in the general economy sometime in the first half of 2002; and (iv) the Company's belief that it will emerge from the restructuring transition better able to support its customers, more efficient, and better prepared to enjoy the growth and profitability in its industry when the economic times improve, are "forward looking" statements which involve known and unknown risks and uncertainties that may cause the actual results to differ materially from those expected and stated in this announcement. Actual results could differ as a result of: (i) a further slowdown of economic growth in the United States, particularly west of the Mississippi;
(ii) the failure of the Gross Domestic Product to grow beyond its second quarter level; (iii) an increase in interest rates or the failure of the Federal Reserve to lower interest rates further; (iv) a decline in the construction of commercial and residential building; (v) a decline in our raw material prices; and (vi) a greater supply of PVC and PE pipe than market demand for such products caused by cyclical fluctuations in the supply and demand for pipe. It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historical results. As such, you should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potential inaccurate assumptions. We undertake no obligation to update "forward-looking" statements.


                              - financials follow -

PW EAGLE, INC.
CONDENSED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

                                            Three months ended June 30,       Six months ended June 30,
                                               2001             2000             2001            2000
                                         -------------------------------------------------------------------
NET SALES                                     $74,263         $106,748         $132,308        $199,347
COST OF GOODS SOLD                             63,004           70,087          112,323         133,374
                                         -------------------------------------------------------------------
  Gross profit                                 11,259           36,661           19,985          65,973
OPERATING EXPENSES:
  Selling expenses                              7,092            8,054           12,710          15,221
  General and administrative expenses           2,152            3,462            4,462           7,162
                                         -------------------------------------------------------------------
                                                9,244           11,516           17,172          22,383
                                         -------------------------------------------------------------------
OPERATING INCOME                                2,015           25,145            2,813          43,590
OTHER EXPENSES (INCOME):
  Interest expense                              2,893            3,639            5,923           7,291
  Other, net                                        2             (183)             (12)           (246)
  Nonrecurring items                                -              300                -             300
                                         -------------------------------------------------------------------
                                                2,895            3,756            5,911           7,345
                                         -------------------------------------------------------------------

INCOME (LOSS) BEFORE INCOME TAXES                (880)          21,389           (3,098)         36,245

INCOME TAX EXPENSE  (BENEFIT)                    (337)           8,190           (1,186)         13,880
                                         -------------------------------------------------------------------

NET INCOME (LOSS)                               $(543)         $13,199          $(1,912)        $22,365
                                         ===================================================================


NET INCOME (LOSS) PER COMMON SHARE:
  Basic                                         $(.07)           $1.70            $(.25)          $2.91
                                         ===================================================================
  Diluted                                       $(.07)           $1.24            $(.25)          $2.12
                                         ===================================================================

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING:
  Basic                                         7,281            7,763            7,582           7,674
  Diluted                                       7,281           10,682            7,582          10,558

PW EAGLE, INC.
CONDENSED BALANCE SHEETS
(In thousands, except for shares and per share amounts)


ASSETS                                                       June 30, 2001          Dec. 31, 2000
                                                             -------------          -------------
                                                               Unaudited
Current assets:
  Cash and cash equivalents                                    $     351              $     816
  Accounts receivable, net                                        28,316                 18,246
  Inventories                                                     43,242                 44,391
  Income tax receivable                                            1,858                  3,376
  Other                                                            3,888                  3,782
                                                         ------------------ ----------------------
          Total current assets                                    77,655                 70,611

Property and equipment, net                                       74,568                 76,589
Other assets                                                      10,825                 11,179
                                                         ------------------ ----------------------
Total assets                                                  $  163,048             $  158,379
                                                         ================== ======================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Borrowings under revolving credit facility                  $   31,619             $   16,458
  Current maturities of long-term debt                            10,386                 10,408
  Accounts payable                                                21,492                  7,839
  Accrued liabilities                                              8,860                 16,447
                                                         ------------------ ----------------------
         Total current liabilities                                72,357                 51,152


Other long-term liabilities                                        4,430                  3,793
Long-term debt, less current maturities                           22,500                 27,500
Senior subordinated debt                                          28,756                 28,068
                                                         ------------------ ----------------------
         Total liabilities                                       128,043                110,513

Commitments and contingencies
Stock warrants                                                         -                  5,887
Stockholders' equity:
  Series A preferred stock, 7% cumulative dividend;
    convertible; $2 per share liquidation preference;
    no par value; 2,000,000 shares authorized;  none
    issued and outstanding                                             -                      -
  Undesignated stock, $.01 par value; 14,490,000 shares
    authorized; none issued and outstanding                            -                      -
  Common stock, $.01 par value; 30,000,000 shares
    authorized; issued and outstanding 6,885,875 and
    8,069,675 shares, respectively                                    69                     81
  Class B Common stock, $.01 par value; 3,500,000 shares
    authorized; none issued and outstanding                            -                      -
  Additional paid-in capital                                      29,759                 40,521
  Stock warrants                                                   5,887                      -
  Unearned compensation                                             (516)                  (473)
  Notes receivable from officers and employees on
    common stock purchases                                        (1,124)                (1,181)
  Accumulated other comprehensive loss                              (189)                     -
  Retained earnings                                                1,119                  3,031
                                                         ------------------ ----------------------
          Total stockholders' equity                              35,005                 41,979
                                                         ------------------ ----------------------
Total liabilities and stockholders' equity                    $  163,048             $  158,379
                                                         ================== ======================

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